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                                  EXHIBIT 23.1



                   [Letterhead of Barbier Frinault & Autres]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our reports on the consolidated financial statements of Alcatel and on the combined financial statements of the Optronics division of Alcatel, each dated January 31, 2002 included in Alcatel's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 in the Post-Effective Amendment No. 1 on Form S-8 to its Registration Statement on Form F-4 of Alcatel and to all references to our Firm included in this Registration Statement.


                                              Barbier Frinault & Autres
                                          /s/ Christian Chiarasini

Paris, France
April 9, 2002